77Q(1)(g):

Eaton Vance National Municipals Fund
("National Fund") was the surviving
Fund in a merger with Eaton Vance
Hawaii Municipals Fund ("HI Fund"),
Eaton Vance Mississippi Municipals
Fund ("MS Fund") and Eaton Vance
West Virginia Municipals Fund ("WV
Fund") (collectively, the "State Funds").
The Plan of Reorganization and other
documents relevant to the merger are
incorporated by reference to the Form
N-14 filings (and amendments thereto)
filed by Eaton Vance Municipals Trust
on June 22, 2009 (Accession No.
0000940394-09-000456) and August 12,
2009 (Accession No. 0000940394-09-
000611).